Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-1 of Visualant, Inc., of our report dated November 29, 2011 to the consolidated financial statements of Visualant, Inc. as of September 30, 2011, and the related statements of operations, stockholders' equity, and cash flows for year September 30, 2011. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Madsen & Associates CPA’s, Inc.

Murray, Utah
October 10, 2013